EXHIBIT 23

                         CONSENT OF PRICE WATERHOUSE LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation in the Registration Statement on Form S-8 (No. 33-81063) of InTime Systems International, Inc. of our report dated March 14, 1997 appearing on page F2 of this Annual Report on Form 10-KSB.

         /s/ PRICE WATERHOUSE LLP
         -------------------------
         PRICE WATERHOUSE LLP


         Atlanta, Georgia
         April 14, 1997